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                                                                    EXHIBIT 99.1


                                             SPECIALTY EQUIPMENT COMPANIES, INC.
                                                        1245 Corporate Boulevard
                                                               Aurora, Il  60504

                                                                    NASDAQ: SPEQ







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 AT THE COMPANY:                                         AT THE FINANCIAL RELATIONS BOARD:
 Don McKay                                               Debra Davis                     Marnie Freitag
 Executive Vice President - Finance                      General Information             Analyst Inquiries
 (630) 585-2913                                          (312) 266-7800 Ext 650          (312) 640-6768
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FOR IMMEDIATE RELEASE
TUESDAY, SEPTEMBER 16, 1997

                 SPECIALTY EQUIPMENT COMPANIES, INC. ANNOUNCES
                        STOCK BUYBACK PLAN; SAYS CURRENT
                         PRICE UNDERVALUES THE COMPANY

AURORA, IL --- SEPTEMBER 16TH - SPECIALTY EQUIPMENT COMPANIES, INC. (NASDAQ:
SPEQ), a leading global supplier to the foodservice and beverage equipment industries, today announced that its Board of Directors have approved a plan to purchase $10 million of its common stock (up to 600,000 shares, or approximately 3 percent) in the open market and in private transactions. The company currently has 21.4 million fully diluted shares outstanding.

The exact number of shares to be purchased and the price to be paid will depend upon the availability of shares, the prevailing market prices and any other considerations which may, in the opinion of the Board of Directors or management, affect the advisability of purchasing SPEQ shares. The shares purchased will be held as treasury shares and used for general corporate purposes. The share repurchases will be funded from existing cash, internally generated funds or through short-term debt.

One of the company's major shareholders and a Director, Malcolm Glazer, will participate in the plan and has agreed to sell a pro-rata portion of his shares at the same prices paid to other selling shareholders so that his percentage interest in the company will remain the same. A Special Committee of the Board has approved this agreement.

Specialty's President and CEO Jeffrey P. Rhodenbaugh said, "With our stock trading at a deep discount to both the S&P 500 multiple and that of our peer group, we believe that the current price undervalues our company and presents an attractive investment opportunity to increase shareholder value. Our strong cash flow and our confidence in our long-term outlook are the driving factors behind this move.



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SPECIALTY EQUIPMENT COMPANIES, INC.
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"Combined with our plans to expand our global leadership positions in our operating businesses both internally and through acquisitions, this buyback program should be an important step in expanding the financial community's recognition of our compelling current valuation relative to our industry as well as our prospects for long-term growth."

Specialty Equipment Companies, Inc. manufactures a broad array of commercial cooking and refrigeration equipment for the foodservice industry. Specialty's operating units are Beverage-Air, Gamko, Taylor, Wells/Bloomfield and World Dryer. Its products are sold to major fast food restaurant and convenience store chains, specialty chains, soft drink bottlers international breweries and institutional foodservice operators around the world. Its common stock is traded on the NASDAQ Stock Market under the ticker symbol "SPEQ."

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated and discussed herein. These factors include: general economic conditions and their impact on the growth of the quick service restaurant and soft drink bottler industries, the Company's dependence on its major customer and key management personnel, the effects of competition, the significance of the Company's outstanding indebtedness and other factors detailed elsewhere from time to time in the Company's filings with the Securities and Exchange Commission.

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For more information on Specialty Equipment Companies, Inc. via facsimile at no cost, simply dial 1-800-PRO-INFO and enter the company symbol SPEQ.